\

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                  E-LOAN, INC.
                      -------------------------------------
                (Name of Registrant as Specified in Its Charter)
            ---------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]  No fee required.

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          pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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[ ]  Fee paid previously with preliminary materials.

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     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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


                                  E-LOAN, INC.
                           5875 ARNOLD ROAD, SUITE 100
                            DUBLIN, CALIFORNIA 94568
                ------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 8, 2001


TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of E-LOAN, Inc., a Delaware corporation, (the "Company"), will be held on May 8, 2001, at 3:00 p.m., local time, at the Marriott Hotel, located at 2600 Bishop Drive, San Ramon, California 94583 for the following purposes:

     1. To elect two (2) Class II directors to hold office for a term ending in 2004 and until their successors are elected.

     2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

     3. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 16, 2001 are entitled to notice of and to vote at the meeting and at any continuation or adjournment thereof.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                        FOR THE BOARD OF DIRECTORS

                                        Matthew Roberts
                                        SECRETARY
Dublin, California
April 2, 2001

                                  E-LOAN, INC.
                           5875 ARNOLD ROAD, SUITE 100
                            DUBLIN, CALIFORNIA 94568
                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of E-LOAN, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 8, 2001, at 3:00 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Marriott Hotel, located at 2600 Bishop Drive, San Ramon, California 94583.

     The Company intends to mail these proxy solicitation materials and the Company's Annual Report to Stockholders for the year ended December 31, 2000, including financial statements, on or about April 6, 2001.

RECORD DATE AND VOTING SECURITIES

     Stockholders of record at the close of business on March 16, 2001, are entitled to notice of and to vote at the meeting. At the record date, 53,652,428 shares of the Company's Common Stock, $0.001 par value, were issued and outstanding. No shares of the Company's Preferred Stock are outstanding.

REVOCABILITY OF PROXIES

     Any person giving a proxy in response to this solicitation has the power to revoke it at any time before it is voted by delivering to the Secretary of the Company at the Company's principal executive address a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Each holder of record of Common Stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. All properly executed proxies that are not revoked will be voted at the meeting in accordance with the instructions contained therein. Proxies containing no instructions regarding the proposals specified in the form of proxy will be voted for approval of all proposals in accordance with the recommendation of the Company's Board of Directors.

     The Company will bear the cost of soliciting proxies. The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such services.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2002 Annual Meeting must be received by the Company no later than December 31, 2001, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Stockholders wishing to present a proposal in person at the Company's 2002 Annual Meeting must give the Company written notice of their proposal no later than February 23, 2002.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes: Class I, whose term will expire at the annual meeting of stockholders to be held in 2003, Class II, whose term will expire at the annual meeting of stockholders to be held in 2001, and Class III, whose term will expire at the annual meeting of stockholders to be held in 2002. At each annual meeting of stockholders, one class is elected for a term of three years to succeed those directors whose terms expire on the annual meeting dates. A director elected to fill a vacancy (including a vacancy created by an increase in the Board of Directors) will serve for the remainder of the term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified.

NOMINEES

     Two Class II directors are to be elected to the Board at the Annual Meeting, each to serve until the annual meeting of stockholders to be held in 2004 and until his successor has been elected and qualified, or until his earlier death, resignation or removal. Both nominees are currently directors of the Company.

     Shares represented by signed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but have no other legal effect upon election of directors under Delaware law. If any nominee unexpectedly is unavailable for election, these shares will be voted for the election of a substitute nominee proposed by management. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them as will ensure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. In any event, the proxy holders cannot vote for more than two duly nominated persons. If a quorum is present and voting the two nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and broker non-votes are not counted in the election of directors.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                    VOTING "FOR" THE NOMINEES SET FORTH BELOW

The following table sets forth certain information regarding the Company's directors and nominees.

                                                                        DIRECTOR
NAME                  AGE    POSITION WITH THE COMPANY                    SINCE
----                  ---    -------------------------                    -----

CLASS II NOMINEES TO BE ELECTED AT THE ANNUAL MEETING
-----------------------------------------------------

Joseph J. Kennedy      41    President, Chief Operating Officer
                             and Director                                 2001
Robert C. Kagle        46    Director                                     1998

CLASS III DIRECTORS WHOSE TERMS EXPIRE AT THE 2002 ANNUAL MEETING
-----------------------------------------------------------------

Christian A. Larsen    40    Chief Executive Officer and Chairman
                             of the Board of Directors                    1996
Daniel O. Leemon       47    Director                                     2000

CLASS I DIRECTORS WHOSE TERMS EXPIRE AT THE 2003 ANNUAL MEETING
---------------------------------------------------------------

Ira M. Ehrenpreis      33    Director                                     1998
Wade Randlett          36    Director                                     1997

     Each of the nominees, directors and named current executive officers of the Company has been engaged in the principal occupations set forth below during the past five (5) years.

     HAROLD "PETE" BONNIKSON. Mr. Bonnikson has served as the Senior Vice President of Operations of E-LOAN since January 1999. Prior to joining E-LOAN, Mr. Bonnikson was with North American Mortgage and its predecessor companies since 1981. Mr. Bonnikson was the Executive Vice President of North American Mortgage from 1993 to 1999. Mr. Bonnikson holds a B.S. degree from California State University at Sacramento. Mr. Bonnikson is 46 years of age.

     IRA M. EHRENPREIS. Mr. Ehrenpreis has served as a Director of the Company since January 1998. Since 1996, Mr. Ehrenpreis has been a General Partner of TPW Management V, L.P., General Partner of Technology Partners Fund V, L.P., Managing Director of TP Management VI, L.L.C., the General Partner of Technology Partners Fund VI, L.P., and the General Partner of Technology Partners Fund VII, L.P. Mr. Ehrenpreis holds J.D. and M.B.A. degrees from Stanford University and a BA degree from the University of California, Los Angeles.

     ETIENNE HANDMAN. Mr. Handman has served as E-LOAN's Chief Technology Officer since November 2000. Prior to joining E-LOAN, Mr. Handman served as Vice President of Technology of Oberthur Card Systems from September 1999 to November 2000 and Vice President of Operations for De La Rue from May 1983 to September 1999. Mr. Handman completed Stanford University's Executive Program and holds a BA in Mathematics and Computer Science from McGill University in Montreal, Quebec, Canada. Mr. Handman is 40 years of age.

     STEPHEN HERZ. Mr. Herz has served as head of Auto Loan Operations and Consumer Lending since December 2000. From September 2000 to December 2000, Mr. Herz served as E-LOAN's head of Consumer Lending. Prior to joining E-LOAN, Mr. Herz was Chief Operating Officer of Paymap from August 1999 to August 2000. From August 1995 to August 1999, Mr. Herz served as Senior Vice President, Electronic Commerce of Visa International's Emerging Technology Division. From 1977 to 1995, Mr. Herz served in a variety of roles at Chase Manhattan Bank, the most recent as SVP, Upstate Market Segment Manager. Mr. Herz holds an MBA from the University of Rochester and a BA in Economics from the University of Pittsburgh. Mr. Herz is 49 years of age.

     ROBERT C. KAGLE. Mr. Kagle has served as a Director of the Company since January 1998. Mr. Kagle has been a member of Benchmark Capital Management Co., L.L.C., since its founding in May 1995 and a General Partner of Technology Venture Investors since January 1984. Mr. Kagle is also a director of eBay Inc., a leading online trading community. Mr. Kagle holds a BS degree from the General Motors Institute (renamed Kettering University in January 1998) and an MBA degree from Stanford University.

     JOSEPH J. KENNEDY. Mr. Kennedy has served as President and Chief Operating Officer of E-LOAN since October 1999. From February 1999 to October 1999, Mr. Kennedy served as Senior Vice President of Marketing and Business Development of E-LOAN. Prior to joining E-LOAN, Mr. Kennedy was the Vice President of Sales, Service and Marketing of Saturn Corporation from October 1995 to February 1999. From December 1993 to September 1995, Mr. Kennedy was the General Director of Marketing and Product Planning for the Cadillac Motor Car Division of General Motors Corporation. From September 1992 to December 1993, Mr. Kennedy was the Director of Product Portfolio Planning for the North American Operations of General Motors Corporation. Mr. Kennedy holds an M.B.A. degree from Harvard Business School and a BS degree from Princeton University.

     CHRISTIAN A. LARSEN. Mr. Larsen co-founded the Company in August 1996, has served as its Chief Executive Officer since June 1998 and was named Chairman of the Board in March 2001. From August 1996 to June 1998, Mr. Larsen served as the Company's President. Mr. Larsen has been a Director of the Company since its incorporation in August 1996. From October 1992 to August 1996, Mr. Larsen was the President of Palo Alto Funding Group, the mortgage brokerage he co-founded in 1992 and the Company's predecessor company. Mr. Larsen holds an MBA degree from Stanford University and a BS degree from San Francisco State University.

     DANIEL O. LEEMON. Mr. Leemon has served as a Director of the Company since July 2000. Mr. Leemon is Executive Vice President and Chief Strategy Officer for The Charles Schwab Corporation since September 1995. Mr. Leemon is also a member of the Board of Directors of LiveCapital.com. Mr. Leemon came to Schwab in September 1995 from twelve years with The Boston Consulting Group in San Francisco, where he was Vice President and a lead member of the firm's financial services and consumer goods/retailing practices. He is also an author of several publications and a frequent speaker at financial services and consumer goods conferences. In addition to The Boston Consulting Group, Mr. Leemon held senior management positions with several consumer goods and retail start-ups, and earlier, he held corporate strategy and marketing positions at Castle & Cooke, Inc. and TRW. Mr. Leemon received an MBA degree from Stanford University and a BS degree from the Massachusetts Institute of Technology.

     STEVEN M. MAJERUS. Mr. Majerus has served as the Vice President of Secondary Marketing of E-LOAN since January 1999. From April 1998 to January 1999, Mr. Majerus served as the Director of Mortgage Banking of E-LOAN. Prior to joining E-LOAN, Mr. Majerus was the Director of Mortgage Lending of CMG Mortgage from January 1996 to March 1998. From February 1993 to November 1995, Mr. Majerus was the President of Trans Capital Mortgage, a company which he co-founded. Mr. Majerus attended the University of Southern California and UCLA extension/night school from 1983-1985; Los Angeles Valley College from 1982-83; and California Lutheran University from 1980-1981. Mr. Majerus is 38 years of age.

     ROBERT PURCELL. Mr. Purcell has served as Vice President of Marketing since August 2000. Prior to joining E-LOAN, Mr. Purcell was an independent online marketing and business consultant from 1996 to 1999 and also Vice President of Marketing at healthshop.com. Mr. Purcell's clients included The American Medical Association, Priceline.com, Carclub.com and Sports Universe.com. From 1994 to
1996, he was Marketing Vice President of Noah's New York Bagels. From 1986 to 1994, he held a variety of marketing positions at Dunkin' Donuts, including Vice President of Marketing. Mr. Purcell holds an MBA from the University of Virginia's Darden School of Business and a BA from Trinity College. Mr. Purcell is 47 years of age.

     WADE RANDLETT. Mr. Randlett has served as Vice President, Strategic Sales of Sigma Storage since January 2001. Mr. Randlett co-founded Red Gorilla in September 1999 and served as Vice President of Business Development. Mr. Randlett has served as a Director of the Company since June 1997. Mr. Randlett has been the Political Director of TechNet since February 1997. From November 1992 until February 1997, Mr. Randlett was self-employed as a Policy Consultant. Mr. Randlett holds a BS degree from Princeton University.

     MATTHEW  ROBERTS.  Mr.  Roberts  has served as Chief  Financial  Officer of
E-LOAN since December 2000. From January 1999 to November 2000, Mr. Roberts served as E-LOAN's Vice President of Finance. Prior to joining E-LOAN, Mr. Roberts served as Corporate Controller of NetDynamics from April 1997 to January 1999 (acquired by Sun Microsystems). From March 1994 to April 1997, Mr. Roberts held senior financial and operational management positions at Berkeley Systems. Mr. Roberts is a certified public accountant and holds a BS in Accounting from Santa Clara University. Mr. Roberts is 32 years of age.

BOARD MEETINGS AND COMMITTEES

     During 2000, the Board of Directors of the Company held a total of eight meetings and no Director attended fewer than 75% of the meetings of the Board of Directors or its committees upon which such Director served with the exception of Kenneth Lewis, who attended 62.5% of such meetings. Currently, the Board of Directors has a standing Audit Committee and a standing Compensation Committee. There is no nominating committee or any committee performing similar functions.

     The Audit Committee's function is to recommend the engagement of the Company's independent auditor, review and approve services performed by such auditors, and review and evaluate the Company's internal auditing procedures. The Audit Committee operates under a written charter adopted by the Board. The complete text of the charter is included in Appendix A to this Proxy Statement. The members are Messrs. Ehrenpreis, Kagle and Randlett (Mr. Randlett has been a member since March 2001), each of whom is an independent director, as such is defined by the Rules of the Nasdaq National Market. The Report of the Audit Committee for the fiscal year 2000 appears on page 7. The Audit Committee met four times during the last fiscal year.

     The Compensation Committee of the Board of Directors reviews and recommends to the Board the compensation and benefits of all executive officers of the Company, administers the Company's stock option plan, establishes and reviews general policies relating to the compensation and benefits of the Company's employees and performs such other functions regarding compensation as the Board may delegate. No interlocking relationships exist between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past. The Compensation Committee, which currently consists of Messrs. Ehrenpreis and Kagle, met one time during the last fiscal year.

COMPENSATION OF DIRECTORS

     EMPLOYEE DIRECTOR COMPENSATION. Directors who are also employees of the Company receive no fees for services provided in that capacity, but are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and its committees. See "EXECUTIVE COMPENSATION."

     NON-EMPLOYEE DIRECTOR COMPENSATION. Directors who are not employees of the Company are also reimbursed for out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and its committees. In connection with their services to the Company, non-employee directors are also entitled to participate in the Company's 1997 Stock Plan.

     Initial options granted under this plan have terms of ten years and typically the shares underlying the option vest over four years at the rate of 25% on the one-year anniversary date, with the remaining shares vesting monthly in equal increments over the remaining three years. The exercise price of each option granted typically equals 100% of the fair market value of the Common Stock, based on the closing price of the Common Stock as reported on the NASDAQ National Market on the date of grant.

     No Non-Employee Directors received stock option grants during Fiscal Year 2000.

                                   PROPOSAL 2
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP, independent auditors, to audit the financial statements of the Company for the year ending December 31, 2001. PricewaterhouseCoopers LLP has audited the Company's financial statements since fiscal 1999, including those required for its initial public offering in June 1999. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from stockholders.

     The affirmative vote of the holders of a majority of the shares of Common Stock voting in person or by proxy on this proposal is required to ratify the appointment of the independent auditors.

AUDIT FEES

     The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for its audit of the Company's annual financial statements for the fiscal year ending December 31, 2000, and its review of the financial statements included in the Company's Forms 10-Q for that fiscal year, were $196,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PricewaterhouseCoopers LLP billed no fees to the Company for financial information systems design and implementation services during the most recent fiscal year.

ALL OTHER FEES

     The aggregate fees billed to the Company for all other services rendered by PricewaterhouseCoopers LLP for the most recent fiscal year were $297,622. These fees related primarily to privacy attestation and tax compliance.

AUDIT COMMITTEE REPORT

     THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT AS TO INFORMATION CONCERNING THE AUDITORS' ALLOCATION OF TIME AND FEES AND CONSIDERATION OF THEIR IMPACT (IF ANY) ON INDEPENDENCE AND TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN.

To the Board of Directors
  of E-Loan, Inc.:                                                March 16, 2001

     Our Committee has reviewed and discussed with management of the Company and PricewaterhouseCoopers LLP, the independent auditing firm of the Company, the audited financial statements of the Company as of December 31, 1999 and 2000 and for each of the three years in the period ended December 31, 2000 (the "Audited Financial Statements"). In addition, we have discussed with PricewaterhouseCoopers LLP the matters required by Codification of Statements on Auditing Standards No. 61.

     The Committee also has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, and we have discussed with that firm its independence from the Company. We also have discussed with management of the Company and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

     Management is responsible for the Company's internal controls and the financial reporting process. PricewaterhouseCoopers LLP is responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     The Audit Committee consists of three members, Messrs. Ehrenpreis, Kagle and Randlett. In 2000, the Committee met four times. The Audit Committee has adopted a charter which is attached to this Proxy Statement as Appendix A. Our securities are quoted on the Nasdaq National Market and are governed by its listing standards. All members of the Audit Committee meet the independence standards under Rule 4200(a)(15) of the Marketplace Rules contained in the National Association of Securities Dealers Manual.

     The Audit Committee of the Board of Directors has considered the effect that provision of the services described under "All Other Fees" may have on the independence of PricewaterhouseCoopers LLP. The Audit Committee has determined that provision of those services is compatible with maintaining the independence of PricewaterhouseCoopers LLP as the Company's principal auditors.

     Based on the foregoing review and discussions and a review of the report of PricewaterhouseCoopers LLP with respect to the Audited Financial Statements, and relying thereon, we have recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

MEMBERS OF THE AUDIT COMMITEE
         Ira M Ehrenpreis
         Robert C. Kagle
         Wade Randlett

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE
          RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
              AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL
                         YEAR ENDING DECEMBER 31, 2001.

                  SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND
                            CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of March 16, 2001, by (i) each beneficial owner of more than 5% of the Company's Common Stock, (ii) the Company's Chief Executive Officer and each of the four other most highly compensated executive officers during the year ended December 31, 2000, (collectively, the "Named Officers"), (iii) each director of the Company and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

                                            Shares Beneficially Owned (1)

  BENEFICIAL OWNER                                           NUMBER      PERCENT
  ----------------                                           ------      -------
  Entities affiliated with Benchmark Capital Partners (2)  10,200,254     19.01%
    Robert C. Kagle
  Entities affiliated with Technology Partners (3)          6,065,403     11.31%
    Ira M. Ehrenpreis
  Entities affiliated with SOFTBANK (4)                     5,437,797     10.14%
  Christian A. Larsen (5)                                   3,722,153      6.94%
  Janina Pawlowski (6)                                      3,672,303      6.84%
  Bank of America Auto Finance Corp. (7)                    2,321,555      4.33%
    Kenneth Lewis
  Yahoo!, Inc.(8)                                             841,607      1.59%
    Timothy Koogle
  Harold "Pete" Bonnikson (9)                                 507,062         *
  Joseph J. Kennedy (10)                                      410,115         *
  Steven M. Majerus (11)                                      183,496         *
  Frank Siskowski (12)                                        152,544         *
  Matthew Roberts (13)                                         99,034         *
  Wade Randlett (14)                                           19,562         *
  All directors and executive officers as a group          21,486,255     40.05%
  (12 persons)
* Represents less than one percent of the outstanding Common Stock.


(1)  Security  ownership   information  for  beneficial  owners  is  taken  from
     statements filed with the Securities and Exchange Commission pursuant to Sections 13(d), 13(g) and 16(a) and information made known to the company. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 16, 2001 are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 53,652,428 shares of Common Stock outstanding as of March 16, 2001.

(2) Consists of 19,931 shares held directly by Mr. Kagle and 7,535,580 shares held of record by Benchmark Capital Partners II, L.P. (BCP II), 892,212 shares held of record by Benchmark Founders' Fund II, L.P. (BFF II), 473,232 shares held of record by Benchmark Founders' Fund II-A, L.P. (BFF II-A), 126,600 shares held of record by Benchmark Members Fund II, L. P., (BMF II), 798,937 shares held of record by Benchmark Capital Partners IV, L.P. (BCP IV), 292,448 shares held of record by Benchmark Founders' Fund IV, L.P. (BFF IV), 58,079 shares held of record by Benchmark Founders' Fund IV-A, L.P. (BFF IV-A), 3,235 shares held of record by Benchmark Founders' Fund IV-B, L.P. (BFF IV-B). Mr. Kagle, a Director of the Company, is a member of Benchmark Capital Management Co., LLC, the general partner of BCP II, BFF II, BFF II-A and BMF II, and disclaims beneficial ownership of the shares held by BCP II, BFF II, BFF II-A and BMF II, except to the extent of his proportionate partnership interest therein. Mr. Kagle is also a member of Benchmark Capital Management Co. IV, LLC, the general partner of BCP IV, BFF IV, BFF IV-A and BFF IV-B, and disclaims beneficial ownership of the shares held by BCP IV, BFF, IV, BFF IV-A and BFF IV-B, except to the extent of his proportionate partnership interest therein. The address for Robert Kagle is Benchmark Capital Management Co. II, L.L.C., 2480 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(3) Consists of 3,794,773 shares held of record by Technology Partners Fund VI, L.P. and 2,270,630 shares held of record by Technology Partners Fund V, L.P. Mr. Ehrenpreis, a director of the Company, is a general partner of TPW Management V, managing member of TP Management VI, L.L.C., the general partner of Technology Partners Fund VI, L.P., the general partner of Technology Partners Fund VII, L.P. and disclaims beneficial ownership of the shares held by Technology partners Fund VII, L.P., Technology Partners Fund VI, L.P. and Technology Partners Fund V, L.P. except to the extent of his proportionate partnership interest therein. The address for Mr. Ehrenpreis is Technology Partners, 550 University Avenue, Palo Alto, CA 94301.

(4) Consists of 3,514,776 shares held of record by Softbank America, 36,150 shares held of record by Softbank Technology Advisors Fund, LP, and 1,886,871 shares held of record by Softbank Technology Ventures IV, LP. The address for the SOFTBANK entities is 300 Delaware Ave., Ste. 900, Wilmington, DE 19801.

(5) Includes 150,000 shares held of record by the Larsen Trust. Also includes 315,459 and 378,549 shares that are pledged to Yahoo, Inc. and Sequoia Capital, respectively, to secure $2,142,857 in full recourse loans made to Mr. Larsen pursuant to separate Loan and Pledge Agreements between Mr. Larsen and these entities. The address for Mr. Larsen is E-LOAN, Inc., 5875 Arnold Road, Suite 100, Dublin, CA 94568.

(6) Includes 150,000 shares held of record by the Pawlowski Trust. Also includes 315,459 and 378,549 shares that are pledged to Yahoo, Inc. and Sequoia Capital, respectively, to secure $2,142,857 in full recourse loans made to Ms. Pawlowski pursuant to separate Loan and Pledge Agreements between Ms. Pawlowski and these entities. The address for Ms. Pawlowski is E-LOAN, Inc. 5875 Arnold Road, Suite 100, Dublin, CA 94568. Ms. Pawlowski served as Chairman of the Board of Directors of the Company through February 2001.

(7) Consists of 2,321,555 shares held of record by Bank of America Auto Finance Corp. Mr. Lewis, a former Director of the Company, is President and Chief Operating Officer of Bank of America Corporation and disclaims beneficial ownership of the shares held by Bank of America Auto Finance Corp whose address is 1351 Town Center Drive, Las Vegas, NV 89144-6366. Mr. Lewis served as a director of the Company through June 2000.

(8) Consists of 851,607 shares held of record by Yahoo! Inc. Excludes 315,459 shares beneficially owned by Christian A. Larsen and pledged to Yahoo! Inc. pursuant to a Loan and Pledge Agreement between Yahoo! Inc. and Mr. Larsen. Excludes 315,459 shares beneficially owned by Janina Pawlowski and pledged to Yahoo! Inc. pursuant to a Loan and Pledge Agreement between Yahoo! Inc. and Ms. Pawlowski. Mr. Koogle, a former Director of the Company, is the former Chief Executive Officer and Chairman of the Board of Yahoo! and disclaims beneficial ownership of the shares held by Yahoo! Mr. Koogle served as a director of the Company through January 2001. The address for Mr. Koogle is Yahoo! Inc., 3420 Central Expressway, Santa Clara, CA 95051.

(9) Includes 122,561 shares owned directly, 380,401 shares issuable upon the exercise of stock options, and 4,100 shares held in the name of Mr.
     Bonnikson's spouse and children to which Mr. Bonnikson disclaims any beneficial ownership. The address for Mr. Bonnikson is E-Loan, Inc., 5875 Arnold Road, Suite 100, Dublin, CA 94568.

(10) Consists of 15,711 shares owned directly, 1,000 shares held in trust for the benefit of Mr. Kennedy, and 392,404 shares issuable upon the exercise of stock options Also includes 1,000 shares held by the spouse of Mr. Kennedy to which Mr. Kennedy disclaims any beneficial ownership. The address for Mr. Kennedy is E-Loan, Inc., 5875 Arnold Road, Suite 100, Dublin, CA 94568.

(11) Includes 65,984 shares owned directly, 117,312 shares issuable upon the exercise of stock options exercisable, and 200 shares held in the name of Mr. Majerus' son to which Mr. Majerus disclaims any beneficial ownership. The address for Mr. Majerus is E-Loan, Inc., 5875 Arnold Road, Suite 100, Dublin, CA 94568.

(12) Represents 214,802 shares issuable upon the exercise of stock options by Mr. Siskowski. Mr. Siskowski served as Secretary and Chief Financial Officer of the Company through December 6, 2000. The address for Mr. Siskowski is E-Loan, Inc., 5875 Arnold Road, Suite 100, Dublin, CA 94568.

(13) Includes 276 shares owned directly by Mr. Roberts and 98,758 shares issuable upon the exercise of stock options. The address for Mr. Roberts is E-Loan, Inc., 5875 Arnold Road, Suite 100, Dublin, CA 94568.

(14) Includes 9,250 shares owned directly by Mr. Randlett and 10,312 shares issuable upon the exercise of stock options. The address for Mr. Randlett is E-Loan, Inc., 5875 Arnold Road, Suite 100, Dublin, CA 94568.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The  following  Summary   Compensation  Table  shows  certain  compensation
information for each person who served as Chief Executive Officer during the year and the other most highly compensated executive officers whose aggregate compensation exceeded $100,000 for services rendered in all capacities during fiscal year 2000 (collectively referred to as the "Named Executive Officers"). Compensation data is shown for the years ended December 31, 1998, 1999 and 2000. This information includes the dollar value of base salaries, bonus awards, the number of stock options granted, and certain compensation, if any, whether paid or deferred.

                                                                     LONG-TERM
                                        ANNUAL COMPENSATION     COMPENSATION AWARDS
                                        -------------------  ------------------------
                                                                            NUMBER
                                                             RESTRICTED    OF SHARES
                                                               STOCK       UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR     SALARY     BONUS     AWARDS       OPTIONS     COMPENSATION
---------------------------      ----     ------    ------   ----------    ----------   ------------
Christian A. Larsen              2000     90,823        --       --              --            --
  Chief Executive Officer and    1999    125,000        --       --              --            --
  Chairman of the Board          1998    129,807        --       --              --            --

Joseph J. Kennedy (1)            2000    200,000        --       --         150,000            --
  President, Chief Operating     1999    160,000        --       --         747,519        99,297
  Officer and Director           1998       --          --       --              --            --

Matthew Roberts                  2000    156,831        --       --         250,000            --
  Chief Financial Officer and    1999    128,769        --       --         185,000            --
  Secretary                      1998       --          --       --              --            --

Harold "Pete" Bonnikson          2000    150,000        --       --          75,000            --
  Senior Vice President of       1999    144,808        --       --         654,261            --
  Operations                     1998       --          --       --              --            --

Steven M. Majerus                2000    144,375        --       --         100,000            --
  Vice President, Secondary      1999    135,000    28,700       --          75,000            --
  Marketing                      1998    115,773    47,336       --         225,000            --

Frank Siskowski (2)              2000    170,000        --       --              --            --
  Former Chief Financial         1999    170,000        --       --              --            --
  Officer, Secretary             1998     29,423        --       --         385,377            --

(1) Under the terms of Mr. Kennedy's employment agreement, if Mr. Kennedy's employment is terminated by the Company or a successor company to the Company, he receives a termination payment, certain accelerated vesting rights for his options, and payments related to the taxation incurred in connection with the termination payment and acceleration.

(2) Frank Siskowski resigned effective December 6, 2000, but continued as an employee of the Company through March 5, 2001.

EMPLOYMENT AGREEMENTS

Under the terms of the Company's offer of employment to Mr. Kennedy, if Mr. Kennedy's employment is terminated by the Company or a successor company to the Company within six months prior to or 12 months following a change of control, the Company has agreed to pay Mr. Kennedy three years of salary, accelerate vesting of all shares under Mr. Kennedy's option and pay a gross-up for any taxation Mr. Kennedy incurs in connection with such payment and acceleration above standard individual taxes for ordinary income. Alternatively, if Mr. Kennedy's employment is terminated by the Company at any time, the Company has agreed to give Mr. Kennedy three months notice of termination, pay Mr. Kennedy 12 months of salary and accelerate vesting of that number of shares under Mr. Kennedy's option that would have been exercisable on the date 12 months following the date of termination. The Company is not required to perform any of these obligations if Mr. Kennedy's termination from the Company is due to a criminal act or gross violation of Company policy. The Company has also agreed to reimburse Mr. Kennedy for relocation expenses he incurred in relocating to the Bay Area.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during the fiscal year ended December 31, 2000. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

                        OPTION GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS

                                   NUMBER OF      % OF TOTAL                                    POTENTIAL REALIZABLE VALUE
                                    SHARES          OPTIONS                                     AT ASSUMED ANNUAL RATES OF
                                  UNDERLYING      GRANTED TO       EXERCISE                      STOCK PRICE APPRECIATION
                                    OPTIONS      EMPLOYEES IN       PRICE       EXPIRATION          FOR OPTION TERM (3)
NAME                              GRANTED (1)   FISCAL YEAR (2)   PER SHARE        DATE               5%            10%
----                              -----------   ---------------   ---------     ----------      --------------------------
Christian A. Larsen                      --            --              --              --                --            --

Joseph J. Kennedy (4)               150,000          2.3%            4.59         6-23-10          $433,352    $1,098,200

Matthew Roberts (5)                  30,000                          4.06         4-24-10           $76,656      $194,261
                                    220,000          3.9%            1.25         12-1-10          $172,946      $438,279

Harold "Pete" Bonnikson (6)          75,000          1.2%           13.00          2-7-10          $613,172    $1,553,899

Steven M. Majerus  (7)              100,000          1.5%            1.19        11-29-10           $74,681      $189,257

Frank Siskowski(8)                       --            --              --              --                --            --

(1) All options were granted under the Company's 1997 Stock Plan and have exercise prices equal to the fair market value on the grant date.

(2) Based on options to purchase an aggregate of 6,458,404 shares granted in fiscal 2000.

(3) Pursuant to the rules of the Securities and Exchange Commission, the dollar amounts set forth in these columns are the result of calculations based on the set rates of 5% and 10%, and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.

(4) 1/4th of the options vested on June 23, 2001 and 1/48th vest at the end of each full month thereafter.

(5) 1/4th of the first grant of options vested on April 24, 2001 and 1/48th vest at the end of each full month thereafter. 1/4th of the second grant of options vested on December 1, 2001 and 1/48th vest at the end of each full month thereafter.

(6) 1/4th of the options vested on February 7, 2001 and 1/48th vest at the end of each full month thereafter.

(7) 1/4th of the options vested on November 29, 2001 and 1/48th vest at the end of each full month thereafter.

(8) Resigned effective December 6, 2000, but continued as an employee of the Company through March 5, 2001.

OPTION EXERCISES AND HOLDINGS

     The following table provides information with respect to option exercises in fiscal 2000, by the Named Executive Officers and the value of such officers' unexercised options at December 31, 2000:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SHARES
                                                            UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                                  OPTIONS AT               IN-THE-MONEY OPTIONS AT
                                                              FISCAL YEAR-END (#)          FISCAL YEAR-END ($) (1)
                                                              -------------------          -----------------------

                               SHARES
                              ACQUIRED         VALUE
NAME                        ON EXERCISE(#)   REALIZED ($)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -------------    ------------  -----------   -------------   -----------   -------------
Christian A. Larsen                --               --             --              --            --              --

Joseph J. Kennedy              12,500           25,788        330,112         554,907            --              --

Matthew Roberts                 1,345            5,262         75,842         357,813            --              --

Harold "Pete" Bonnikson        20,000           67,500        293,499         415,762            --              --

Steven M. Majerus              28,000          440,183         90,750         215,625        15,973          21,250

Frank Siskowski(2)                 --               --        208,745         176,632            --              --


(1) Market value of unexercised options is based on the price of the last reported sale of the Company's Common Stock on the NASDAQ National Market of $0.50 per share on December 29, 2000 (the last trading day for fiscal
     2000), minus the exercise price.

(2) Frank Siskowski resigned effective December 6, 2000, but continued as an employee of the Company through March 5, 2001.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In April 2000, the Company entered into a Securities Purchase Agreement with six institutional investors, including two current investors, Technology Partners and Benchmark Capital. Pursuant to the agreement, the Company sold an aggregate of 10,666,664 shares of its common stock at a purchase price of $3.75 per share. The aggregate gross proceeds received from the sale were $40,000,000. In connection with the agreement, the Company registered these shares for resale under applicable securities laws.

     In April 2000, the Company entered into a marketing agreement with Charles Schwab & Co., Inc., an affiliate of The Charles Schwab Corporation, pursuant to which Schwab agreed to provide certain marketing services to the Company including the development of a co-branded website on which the Company will offer its services to Schwab's customers. In addition to certain cash payments to be made by the Company to Schwab pursuant to the marketing agreement, the Company issued two warrants to purchase a total of 13.1 million shares of common stock. The first warrant for 6.5 million shares has a three year term and is exercisable at a $3.75 per share. The second warrant for 6.6 million shares has a three and a quarter year term and is exercisable at $15.00 per share. The Company has agreed to register for resale under the applicable securities laws the shares issuable upon the exercise of the warrants.

     In December 1997, the Company entered into an agreement with Yahoo! Inc., under which the Company became the exclusive provider of mortgage related information on the "Yahoo! Loan Center" website and the Company and Yahoo! will conduct joint marketing activities. In September 1998, the Company entered into a subsequent agreement with Yahoo! which became effective upon the expiration of the December 1997 agreement, under which the Company would continue to be the exclusive provider of mortgage related information on the "Yahoo! Loan Center" website and the Company and Yahoo! would continue to conduct joint marketing activities through February 2000. In March 1999, the parties extended the term of this agreement through April 2001. Pursuant to the agreement, the Company is required to pay a slotting fee plus click-through fees to Yahoo! Timothy Koogle, a former Director of the Company, is formerly the Chief Executive Officer and currently Chairman of the Board of Yahoo!

     On May 14, 1999, as part of Joseph Kennedy's relocation package, the Company made a $240,000 first mortgage loan to Mr. Kennedy for the purchase of his California residence. In connection with the loan, Mr. Kennedy was provided a $8,388 credit toward non-recurring closing costs and origination fees, and a $1,185 credit toward inspection fees. Otherwise, the loan was made on commercial terms and sold to an institutional purchaser in the secondary market at its face value.

     There currently exists the following family relationship among the directors, officers or key employees of the Company: Steven Majerus, a Named Executive Officer, is the brother of Robert Majerus, Loan Servicing Manager for the Company.

             COMPENSATION COMMITTEE REPORT OF THE BOARD OF DIRECTORS

     This report is provided by the Compensation Committee of the Board of Directors (the "Committee") to assist stockholders in understanding the Committee's objectives and procedures in establishing the compensation of the Company's Chief Executive Officer and other executive officers. The Committee, made up of non-employee Directors, is responsible for establishing and administering the Company's executive compensation program.

     The Committee is responsible for reviewing the compensation and benefits for the Company's executive officers, as well as supervising and making recommendations to the Board on compensation matters generally. The Committee also administers the Company's stock option and purchase plans and makes grants to executive officers under the Company's 1997 Stock Plan.

COMPENSATION POLICIES

     The Board's compensation philosophy is to provide cash and equity incentives to the Company's executive officers and other employees to attract highly qualified personnel in order to maintain the Company's competitive position. The Board's compensation program goals are to: attract, retain and motivate qualified executive officers and employees who contribute to the Company's long-term success; align the compensation of executive officers with the Company's business objectives and performance; and align incentives for executive officers with the interests of stockholders in maximizing value.

COMPENSATION COMPONENTS

     The compensation for executive officers generally consists of salary and stock option awards.

     BASE SALARY. The salaries of each of the executive officers of the Company are generally based on salary levels of similarly sized companies. The Committee reviews generally available surveys and other published compensation data. The compensation of the executive officers, including the Chief Executive Officer, are generally reviewed annually by the Committee and/or the Board and adjusted on the basis of performance, the Company's results for the previous year and competitive conditions.

     BONUSES. Certain executive officers are eligible for a quarterly bonus plan based on performance metrics and other operational goals.

EQUITY-BASED COMPENSATION

     1999 EMPLOYEE STOCK PURCHASE PLAN. The Company's 1999 Employee Stock Purchase Plan ("1999 Purchase Plan") was adopted by the Board of Directors in March 1999 and approved by the stockholders in April 1999. A total of 2,568,984 shares of common stock have been reserved for issuance under the 1999 Purchase Plan, plus annual increases at the Board's discretion on the first day of the Company's fiscal year beginning in or after 2000 equal to the lesser of 1,500,000 shares, 2% of the then outstanding shares, or a lesser amount determined by the Board. An automatic increase of 1,068,984 shares was effective on January 1, 2001. In fiscal year 2000, 144,894 shares were issued pursuant to the 1999 Purchase Plan, leaving 1,316,615 shares available to be issued as of December 31, 2000.

     Employees are eligible to participate if they are customarily employed by the Company or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year. However, to the extent any employee
(a) immediately after a grant would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company, or (b) would have rights to purchase stock under all employee stock purchase plans of the Company which exceed $25,000 worth of stock for each calendar year in which the options are outstanding, the employee may be not be granted an option to purchase stock under the 1999 Purchase Plan. The 1999 Purchase Plan permits participants to purchase common
stock  through   payroll   deductions   of  up  to  15%  of  the
participant's "compensation". Compensation is defined as the participant's base straight time gross earnings, commissions, cash incentive payments and bonuses, but exclusive of payments for overtime, profit sharing payments, shift premium payments, non-cash compensation and other compensation. The maximum number of shares a participant may purchase during a single purchase period is 3,750 shares.

     1997 STOCK PLAN. The Company's 1997 Stock Plan ("1997 Plan") provides for the granting to employees of incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting to employees, directors and consultants of nonstatutory stock options and stock purchase rights ("SPRs"). The 1997 Plan was approved by the Board of Directors in August 1997 and by the stockholders in November 1997. Since its inception, a total of 14,237,969 shares of Common Stock have been reserved for grant pursuant to the 1997 Plan, which provides for annual increases equal to the lesser of 4,500,000 shares, 4% of the then outstanding shares, or a lesser amount determined by the Board. This amount includes 2,137,969 additional shares that were automatically approved for issuance under the Plan in January 2001. As of December 31, 2000, there were 888,133 shares available for grant.

     The Company periodically grants to its executive officers and general employees stock options under the 1997 Plan in order to provide additional incentive for such persons. The Board believes that such incentive promotes the long-term interests of the Company's stockholders. Options generally vest over a four-year period to encourage option holders to continue employment with the Company. The exercise price of all incentive stock options granted under the 1997 Plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the 1997 Plan is determined by the Administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the exercise price must at least be equal to the fair market value of the common stock on the date of grant.

     In granting options, the Committee takes into account each individual's level of responsibility within the Company and such individuals expected future contribution, as well as the number of shares and outstanding options already held by the individual. Employees may also be entitled to receive additional option grants where the employee's job has significantly changed through growth or promotion.

401(K) SAVINGS PLAN

     The Company has a savings plan that qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). Under the 401(k) Plan, participating employees may defer a percentage (not to exceed 20%) of their eligible pretax earnings up to the Internal Revenue Service's annual contribution limit. All employees on the United States payroll of the Company age 21 years or older are eligible to participate in the 401(k) Plan.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The process of determining the compensation for the Company's Chief Executive Officer and the factors taken into consideration in such determination are generally the same as the process and factors used in determining the compensation of all of the executive officers of the Company. As of December 31, 2000, Mr. Larsen's salary was $125,000. The Committee believes that Mr. Larsen's base salary and incentive compensation is within the range of compensation for Chief Executive Officers of other companies engaged in the on-line mortgage lending industry and is consistent with the foregoing philosophy and objectives and reflect the scope and level of his responsibilities.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Code limits the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The Company may deduct such compensation only to the extent that during any fiscal year the compensation paid to any such individual does not exceed $1,000,000, unless compensation is performance-based and meets certain specified conditions (including stockholder approval). Based on the Company's current compensation plans and policies and the transition rules of Section 162(m), the Company and the Board do not anticipate, for the near future, that the Company will lose any significant tax deduction for executive compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     For the fiscal year ended December 31, 2000, the Compensation Committee consisted of Messrs. Ehrenpreis and Kagle, neither of whom is an employee of the Company. The Company is not aware of any interlocks or insider participation required to be disclosed under applicable rules of the Securities and Exchange Commission.

MEMBERS OF THE COMPENSATION COMMITTEE
     Ira M. Ehrenpreis
     Robert Kagle

                                PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for E-LOAN, Inc., the NASDAQ Stock Market Index (US) and the Chase Hambrecht & Quist Internet 100 Index, which is a modified-capitalization weighted index of companies in the Internet industry, including Internet content and access providers, Internet software and services companies and e-commerce companies. The Company's shares are traded on the NASDAQ National Market System under the symbol "EELN". The graph assumes that $100 was invested in the Company's Common Stock, the NASDAQ Stock Market Index (US) and the J.P. Morgan H & Q Internet 100 Index from the date of the Company's initial public offering, June 28, 1999, through December 29, 2000, the last trading day of the Company's 2000 fiscal year. Because the Company effected its initial public offering on June 28, 1999, the information in the graph is provided in quarterly intervals. The total return indices reflect reinvested dividends and are weighted on a market capitalization basis at the time of each reported data point. Historic stock price performance is not necessarily indicative of future stock price performance.

                COMPARISON OF 18 MONTH CUMULATIVE TOTAL RETURN*
             AMONG E-LOAN INC, THE NASDAQ STOCK MARKET (U.S.) INDEX,
                  AND THE JP MORGAN H & Q INTERNET 100 INDEX -
              FORMERLY KNOWN AS THE CHASE H & Q INTERNET 100 INDEX


        [The table below represents a line chart in the printed piece.]

                                                                         Cumulative Total Return
                                               ----------------------------------------------------------------------------
                                               06/29/1999     6/99      9/99    12/99     3/00      6/00     9/00    12/00



E-LOAN, INC.                                       100.00   275.45    154.02   116.07    50.00     33.93    29.91     3.57

NASDAQ STOCK MARKET (U.S.)                         100.00   101.71    104.24   154.07   172.91    150.33   138.33    92.70

JP MORGAN H & Q INTERNET 100-FORMERLY KNOWN        100.00   104.84    299.67   457.62   392.64    334.53   318.32   303.73
AS THE CHASE H & Q INTERNET 100

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC"). Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon its review of copies of such forms received by it, or on written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that the following reports of Forms 3 and 4 were not timely filed: Mr. Balkanski c/o Benchmark Capital filed late one Form 3; Mr. Crane filed late one Form 4; Mr. Herz filed late one Form 3; Mr. Kennedy filed late one Form 4; Mr. Bonnikson filed late one Form 4; Mr. King filed late one Form 4; Mr. Majerus filed late one Form 4; and Mr. Roberts filed late one Form 3.

OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          For the Board of Directors

                                          Matthew Roberts
                                          SECRETARY

Dated: April 2, 2001

                                   APPENDIX A
                                   ----------
                             AUDIT COMMITTEE CHARTER
                             -----------------------

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

ORGANIZATION

The Audit Committee is a committee of the Board of Directors. The Audit Committee shall be composed of Directors who are independent of the management of E-LOAN and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. The membership of the Audit Committee shall consist of at least three independent, financially literate, members of the Board of Directors who shall serve at the pleasure of the Board of Directors. In addition, at least one of the Committee members must have employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual's financial sophistication, including being or having been a chief executive, chief financial or other senior officer with oversight responsibilities. Committee members and the Committee chairman shall be designated by the full Board of Directors upon the recommendation of a nominating committee.

The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

STATEMENT OF PURPOSE

The Audit Committee shall provide assistance to E-LOAN Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices, and the quality and integrity of the financial reports of E-LOAN. In doing so, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of E-LOAN.

RESPONSIBILITES

In carrying out its duties, the Audit Committee is expected to:

     1. Review and reassess the adequacy of the Committee's charter at least annually and recommend any proposed changes to the Board for approval.

     2. Review the annual audited financial statements with management and the independent auditors, including major issues regarding accounting principles and disclosures as well as the integrity of the Company's financial reporting processes and controls.

     3. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

     4. Obtain written confirmation on an annual basis from the independent auditor assuring the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

     5. Instruct the independent auditor to review the internal financial statements before the Company files its Form 10-Q with the SEC. The Committee shall discuss with the independent auditor the auditors' judgments about the quality, not just the acceptability, of the Company's accounting principles and underlying estimates, in accordance with Statement on Auditing Standards No. 90, AUDIT COMMITTEE COMMUNICATIONS.

     6. Meet with the independent auditor prior to the audit to discuss the scope, staffing, reliance upon management and general audit approach.

     7. Obtain from the independent auditor assurance that it will inform the company's management concerning any information indicating that an illegal act has or may have occurred that could have a material effect on the company's financial statements, and assure that such information has been conveyed to the audit committee, in accordance with Section 10A of the Private Securities Litigation Reform Act of 1995.

     8. Consider and review with the independent auditor the adequacy of the Company's internal controls including computerized information system controls and security.

     9. Review with management and the independent auditor at the completion of the annual examination:

          a.   The Company's annual financial statements and related footnotes.

          b. The independent auditor's audit of the financial statements and his or her report thereon.

          c. Any significant changes required in the independent auditor's audit plan.

          d. Any serious difficulties or disputes with management encountered during the course of the audit.

          e. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

     10. Prior to releasing the year-end earnings, discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 and 90 relating to the conduct of the audit.

     11. Prepare a report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement. This report must include the names of all Committee members and state that the Commitee:

          a. Reviewed and discussed the audited financial statements with management.

          b. Discussed with the auditors the matters requiring discussion by SAS 61.

          c. Received written confirmation from the auditors required by Independent Standards Board No. 1, and discussed with the auditors their independence.

          d. Recommend, based on the above, to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

     12. The Committee shall meet at least two times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

     13. Maintain minutes of meetings and report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

     14. Ensure that the Company provides written confirmation to the NASD on Audit Committee member qualifications and related Board determinations on an annual basis.

     15. The Committee will perform such other functions as assigned by law, the Company's charter or bylaws or the Board of Directors.

                                  E-LOAN, INC.
                      PROXY SOLICITED BY BOARD OF DIRECTORS
                 FOR ANNUAL MEETING OF SHAREHOLDERS MAY 8, 2001

     Christian A. Larsen and Joseph J. Kennedy, or either of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned with all powers which the undersigned would possess if personally present, to vote the securities of the undersigned at the annual meeting of shareholders of E-LOAN, INC. to be held on May 8, 2001, at 3:00 p.m., local time, at the Marriott Hotel, located at 2600 Bishop Drive, San Ramon, California 94583, and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting. THE BOARD OF DIRECTORS RECOMMENDS AN AFFIRMATIVE VOTE FOR PROPOSALS ONE THROUGH FOUR:

1. To elect two (2) Class II directors to hold office for a term ending in 2004 and until their successors are elected.

     [_] FOR all nominees listed below (except as marked below)

     [_] WITHHOLD AUTHORITY to vote for all nominees listed below

                  Joseph J. Kennedy

                  Robert C. Kagle

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE THAT NOMINEE'S NAME FROM THE LIST ABOVE:

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

     [_] FOR               [_] AGAINST            [_] ABSTAIN

     The undersigned hereby acknowledges receipt of (a) Notice of Annual Meeting of Shareholders to be held May 8, 2001, (b) the accompanying Proxy Statement, and (c) the annual report of the Company for the year ended December 31, 2000. If no specification is made, this proxy will be voted FOR proposals one through four.

     Date:_____________________, 2001

Please sign exactly as signature appears on this proxy card. Executors, administrators, traders, guardians, attorneys-in-fact, etc. should give their full titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person. If stock is registered in two names, both should sign.


-------------------------------------

-------------------------------------